UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 20, 2010

API TECHNOLOGIES CORP.

(Exact Name of registrant as specified in its charter)

Commission File Number: 000-29429

DE	98-0200798
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

2300 Yonge Street, Suite 1710, Toronto, Ontario, Canada	M4P 1E4
(Address of principal executive offices)	(zip code)

(416) 593-6543

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

API Technologies Inc. (“API”), and three newly formed subsidiaries, API Systems, Inc. (“API Systems”), API Defense, Inc. (“API Defense”) and API Defense USA, Inc. (“API USA” and collectively with API Systems and API Defense, the “API Subsidiaries”) entered into an asset purchase agreement (the “Agreement”) with Kuchera Defense Systems, Inc. (“KDS”), KII, Inc. (“KII”) and Kuchera Industries, LLC (“K Industries” and collectively with KDS and KII, the “Kuchera Companies”) dated January 20, 2010 pursuant to which API and the API Subsidiaries purchased substantially all of the assets of the Kuchera Companies. The Kucheras Companies are defense subcontrators specializing in electronics and engineered systems for the defense, aerospace and communication industries based in Pennsyvania. API and the API Subsidiaries purchased the assets of the Kuchera Companies for (i) $24,000,000, of which $14,000,000 was paid in cash at closing and $10,000,000 was financed with a short term note (the “Note”) dated January 20, 2010 and entered into and made by the API Subsidiaries in favor of the Kuchera Companies and (ii) 3,200,000 shares of API common stock (the “Shares”) payable as follows: 1,000,000 Shares were issued and delivered at closing, 1,000,000 Shares are to be issued and delivered on the first anniversary of the closing and 1,200,000 Shares are to be issued and delivered on the second anniversary of the closing.

The Note bears interest at an annual rate of five percent (5%) per annum and matures on December 31, 2010. The Note provides for certain monthly interest payments. The entire principal balance of the Note and accrued interest is due and payable at maturity.

The Note is secured by the assets of the Kuchera Companies purchased by the API Subsidiaries, after-acquired government and non-government contracts and purchase orders relating to the business of the Kuchera Companies and the proceeds thereof.

The following events constitute events of default under the Note: (i) a default in the payment, in immediately available and collectible funds, of any interest installment, any payment of the principal balance when due, or any other monetary sum due under the Notes or the Security Agreement if such default is not fully cured within five (5) days, after the makers receive written notice from the payees of such default, or (ii) a default in the performance of any of the non-monetary agreements, conditions, covenants, provisions or stipulations contained in the Note or in the Security Agreement and such default is not cured within thirty (30) days after receipt of written notice thereof or, if longer, such cure period as is otherwise provided in those documents. Upon the occurrence of an event of default under the Note or under the Security Agreement, the payees, at their option and without notice to the makers, may declare immediately due and payable the entire outstanding principal balance of the Notes with interest accrued thereon.

Items 2.03 and 3.02 are incorporated by reference into this Item 1.01.

Item 2.01	Completion of Acquisition or Disposition of Assets.

Item 1.01 and 2.03 is incorporated by reference to this Item 2.01.

Item 2.03	Creation of a Direct Financial obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Item 1.01 is incorporated by reference to this Item 2.03.

To finance the purchase of the assets of the Kuchera Companies, API sold and entered into $20,000,000 principal amount of secured promissory notes the (“Investor Notes”) and warrants to purchase 3,571,447 shares of common stock of API (the “Warrants”) to various investors in a private transaction. Such investors include, among others, Icarus Investment Corp., which is controlled by Jason DeZwirek, a director and the secretary of API, and Phillip DeZwirek, the Chairman of API; the DAJJ Family Trust, which is controlled by Jason DeZwirek; the MaxChar Family Trust, which is controlled by Jonathan Pollack, a director of API; Bernard Kraft, a director of API; Claudio Mannarino, the Chief Financial Officer of API; Stephen Pudles, the Chief Executive Officer of API; and Donald Wright, a director of API.

API closed on the sale of $18,350,000 principal amount of Investor Notes on January 20, 2010 and $1,650,000 principal amount of Investor Notes on January 22, 2010. The Investor Notes are due three years from issuance. Interest on the Investor Notes accrues at the annual rate of fifteen percent (15%) and is payable quarterly in arrears. The entire principal balance and all accrued and unpaid interest on the Investor Notes will be due and payable upon maturity.

API may elect to prepay all or any portion of the Investor Notes at any time. In the event API prepays all or a portion of the Investor Notes at anytime during the first year, the holders of the Investor Notes so prepaid will receive one full year of interest at the rate of fifteen percent 15% per annum. In the event API prepays all or a portion of the Investor Notes after the first year, the holders of the Investor Notes so prepaid will receive all accrued interest due under the Investor Notes, plus a two percent (2%) prepayment penalty on the outstanding principal balance.

The Investor Notes are secured by the assets of API pursuant to security agreements, one for API and its United States subsidiaries and the other for API’s foreign subsidiaries, excluding real estate. The security interests of the holders of the Investor Notes are subordinate to (i) any working capital loans existing or hereinafter acquired by API and any of its subsidiaries, (ii) the security interest of the sellers of the assets of the Kuchera Companies purchased by the API Subsidiaries, and (iii) any other security granted in connection with any acquisition by API or its subsidiaries of other companies, lines of businesses or assets, or the financing thereof.

Item 3.02	Unregistered Sales of Equity Securities.

Item 2.03 is incorporated by reference into this Item 3.02.

Each holder of the Investor Notes received Warrants to purchase Shares with an aggregate exercise price equal to twenty-five percent (25%) of the principal amount of the Investor Notes purchased by such holder. API sold Warrants to purchase 3,276,801 Shares on January 20, 2010 and Warrants to purchase 294,646 Shares on January 22, 2010. The exercise price of the Warrants is $1.40 per Share, which was the closing price of API’s common stock on January 20, 2010. The Warrants have a five year exercise period, commencing on January 21, 2010. The Warrants contain customary anti-dilution provisions.

There were no underwriting discounts or commissions paid in connection with the sale of the Investor Notes and the Warrants.

The sale of $17,100,000 principal amount of the Investor Notes and Warrants to purchase 3,053,586 Shares was exempt from registration pursuant to Section 4(2) under the Securities Act of 1933 (the “Act”) and Regulation D promulgated thereunder. The sale of $2,900,000 principal amount of the Investor Notes and Warrants to purchase 517,861 Shares was made to investors outside of the United States and was exempt from registration pursuant Regulation S promulgated under the Act.

Item 9.01	Financial Statements and Exhibits

(a) Financial Statements of Businesses Acquired.

The financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment no later than 71 calendar days after the date this report on Form 8-K must be filed.

(b) Pro Forma Financial Information.

The pro forma financial information required by Item 9.01(b) of Form 8-K will be filed by amendment no later than 71 calendar days after the date this report on Form 8-K must be filed.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 26, 2010

API TECHNOLOGIES CORP.

By:	/S/ STEPHEN PUDLES
Stephen Pudles
Chief Executive Officer